UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2023

Conformis, Inc.
(Exact Name of Company as Specified in Charter)

Delaware	001-37474	56-2463152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Technology Park Drive
Billerica, MA 01821
(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 345-9001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	CFMS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 31, 2023, Conformis, Inc., a Delaware corporation (“Conformis” or the “Company”) held a special meeting of its stockholders (the “Special Meeting”) to vote on proposals identified in the Company’s definitive proxy statement (the “Definitive Proxy Statement”) prepared in connection with the previously announced Merger (as defined below), which was filed with the U.S. Securities and Exchange Commission on July 24, 2023.

At the close of business on July 14, 2023, the record date for the Special Meeting, there were 7,878,332 shares of Conformis common stock outstanding, each of which was entitled to one (1) vote for each proposal at the Special Meeting. At the Special Meeting, a total of 4,679,602 shares of Conformis common stock, representing approximately 59.39% of the shares of Conformis common stock issued and outstanding and entitled to vote, were present virtually or by proxy, constituting a quorum to conduct business.

Proposal 1: Merger Agreement Proposal

At the Special Meeting, the Company’s stockholders voted on a proposal to adopt the Agreement and Plan of Merger, dated as of June 22, 2023 (the “Merger Agreement”), by and among Conformis, restor3d, Inc., a Delaware corporation (“restor3d”), and Cona Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of restor3d (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Conformis (the “Merger”), the separate existence of Merger Sub will cease, and Conformis will continue as the surviving corporation (such proposal, the “Merger Agreement Proposal”). The Merger Agreement Proposal is described in detail in the Company’s Definitive Proxy Statement. The final results for the votes regarding the Merger Agreement Proposal are set forth below. The following votes were cast at the Special Meeting (in person or by proxy) and the Merger Agreement Proposal was approved by the requisite vote of the Company’s stockholders:

Votes For	Votes Against	Abstentions
4,439,120	224,155	16,327

Proposal 2: NEO Compensation Proposal

Also at the Special Meeting, the Company’s stockholders voted on a proposal to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger (the “NEO Compensation Proposal”). The NEO Compensation Proposal is described in detail in the Definitive Proxy Statement. The final results for the votes regarding the NEO Compensation Proposal are set forth below.

The following votes were cast at the Special Meeting (in person or by proxy) and the NEO Compensation Proposal was approved by the requisite vote of the Company’s stockholders:

Votes For	Votes Against	Abstentions
3,856,417	757,313	65,872

Proposal 3: Adjournment Proposal

The proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes to approve the Merger Agreement Proposal, was not voted upon at the Special Meeting since there were sufficient votes to approve the Merger Agreement Proposal.

Forward-Looking Statements

This communication, and any documents to which the Company refers in this communication, contain not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and words of similar substance. Such forward-looking statements include the expected completion and timing of the proposed transaction and other information relating to the proposed transaction. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or performance to differ materially from those expressed in or contemplated by the forward-looking statements, including, but not limited to, the following: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the business and the price of the Company’s common stock, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the outcome of any legal proceedings that have been or may be instituted against the Company or restor3D related to the proposed transaction, (v) and the other risks and uncertainties described in the "Risk Factors" sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, and other public filings with the U.S. Securities and Exchange Commission. The Company assumes no obligation to update or revise publicly the information in this communication, whether as a result of new information, future events or otherwise, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONFORMIS, INC.

Date: August 31, 2023	By:	/s/ Christine Desrochers
Christine Desrochers
Interim Chief Financial Officer